UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2026

StablecoinX Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43372	39-3052555
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6160 Warren Parkway, Suite 100
Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

(302) 803-6849

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	USDE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	USDEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on July 21, 2025, TLGY Acquisition Corp., a Cayman Islands exempted company (“TLGY”), StablecoinX Assets Inc., a Delaware corporation (“SC Assets”), StablecoinX Inc., a Delaware corporation, (“StablecoinX” or the “Company”), StablecoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of StablecoinX (“SPAC Merger Sub”), and StablecoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of StablecoinX (“Company Merger Sub”), entered into a business combination agreement (as amended on January 21, 2026 and April 21, 2026, the “Business Combination Agreement”). Pursuant to the terms of the Business Combination Agreement, on June 25, 2026 (the “Closing” and such date, the “Closing Date”), (1) SPAC Merger Sub merged with and into TLGY, with TLGY continuing as the surviving company (the “SPAC Merger”), and (2) immediately following the SPAC Merger, Company Merger Sub merged with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”). As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Business Combination”), TLGY and SC Assets became wholly-owned subsidiaries of StablecoinX and StablecoinX became a publicly traded company. SC Assets was founded by Young Cho, the Chief Executive Officer and Executive Director of TLGY, and Edward Chen, the managing member of the current sponsors of TLGY.

Terms used in this Current Report on Form 8-K (this “Current Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section titled “Frequently Used Terms” beginning on page iii thereof, and such definitions are incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Lock-Up Agreements

Concurrently with the Closing, certain former shareholders of TLGY (the “Legacy SPAC Shareholders”) and certain former shareholders of SC Assets (the “Legacy SC Assets Shareholders”) entered into a Lock-Up Agreement with StablecoinX (the “Lock-up Agreement”), pursuant to which each shareholder party thereto agreed that the shares of StablecoinX Class A Common Stock (as defined herein) received by each such holder will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions.

The shares of StablecoinX Class A Common Stock held by each of the TLGY Insiders will be locked up until the earlier of (i) six months after the date of the Closing and (ii) the date on which StablecoinX consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing which results in all of its shareholders having the right to exchange their shares of StablecoinX stock for cash, securities or other property.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, TLGY, the Legacy SPAC Shareholders, Ethena OpCo, StablecoinX and the Legacy Opco Shareholders (together with the Legacy SPAC Shareholders and Ethena OpCo, the “Significant Holders”) entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) that amended and restated the registration rights agreement entered into between TLGY and certain of the Legacy SPAC Shareholders at the time of TLGY’s initial public offering and which provides registration rights with respect to the resale of shares of StablecoinX Class A Common Stock held by the Significant Holders. Pursuant to the Amended and Restated Registration Rights Agreement, the Significant Holders may request to sell all or any portion of their Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) in an aggregate of three underwritten offerings in any 12-month period, so long as the total offering price is reasonably expected to exceed $25 million. StablecoinX has also agreed to provide customary “piggyback” registration rights, subject to certain requirements and customary conditions. The Amended and Restated Registration Rights Agreement provides that StablecoinX will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities. 5,044,357 shares of StablecoinX Class A Common Stock are subject to registration rights pursuant to the Amended and Restated Registration Rights Agreement.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Amended and Restated Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Indemnification Agreements

Concurrently with the Closing, the Company entered into separate indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and the advancement of certain expenses incurred by each such director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified by the full text of the indemnification agreement, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On March 10, 2026, TLGY held an extraordinary general meeting of its shareholders to approve the Business Combination (the “Business Combination Meeting”), at which the TLGY shareholders considered and adopted, among other matters, a proposal to approve the Business Combination Agreement and the Business Combination. In connection with the Closing, a total of 379,721 Public Shares were redeemed at a redemption price of approximately $13.35 per share, for an aggregate redemption amount of approximately $5,068,095.

Pursuant to the Business Combination Agreement, on June 25, 2026, the parties consummated the Business Combination, pursuant to which (i) SPAC Merger Sub merged with and into TLGY, pursuant to the Plan of Merger entered into by TLGY and SPAC Merger Sub (the “Plan of Merger”), with TLGY continuing as the surviving entity (such transaction, the “SPAC Merger”), and (ii) immediately following the SPAC Merger, Company Merger Sub merged with and into SC Assets, with SC Assets continuing as the surviving company (such transaction, the “Company Merger” and, together with the SPAC Merger, the “Mergers”). Immediately following completion of the Mergers and the other transactions contemplated by the Business Combination Agreement, TLGY and SC Assets became wholly owned subsidiaries of StablecoinX.

Prior to the SPAC Merger, TLGY redeemed the TLGY Class A Ordinary Shares (as defined below) issued as part of the TLGY Units (as defined below) (the “Public Shares”) properly tendered for redemption in connection with the Business Combination pursuant to the TLGY Organizational Documents (as defined below) (the “Redemption”). In addition, prior to the SPAC Merger, (1) each issued and outstanding unit of TLGY (the “TLGY Units”) were separated into its component parts, and (2) pursuant to the TLGY Organizational Documents and the Sponsor Support Agreement (as defined herein), each issued and outstanding Class B ordinary share, par value $0.0001 per share, of TLGY (each a “TLGY Class B Ordinary Share”), converted automatically, on a one-for-one basis, into one Class A ordinary share, par value $0.0001 per share, of TLGY (each, a “TLGY Class A Ordinary Share” and, together with the TLGY Class B Ordinary Shares, the “TLGY Ordinary Shares”). In connection with the SPAC Merger, (1) each issued and outstanding TLGY Class A Ordinary Share (that was not redeemed pursuant to the Redemption) was exchanged, on a one-for-one basis, for one share of Class A common stock, par value $0.0001 per share, of StablecoinX (the “StablecoinX Class A Common Stock”), and (2) each issued and outstanding whole warrant representing the right to purchase one TLGY Class A Ordinary Share (each, a “TLGY Warrant”) became a warrant to acquire one share of StablecoinX Class A Common Stock (each, a “StablecoinX Warrant”) in accordance with its terms.

Following the SPAC Merger and in connection with the Company Merger, (1) each issued and outstanding share of Class A common stock, par value $0.0001 per share, of SC Assets (the “SC Assets Class A Common Stock”) was exchanged, on a one-for-one basis, for one share of StablecoinX Class A Common Stock, and (2) each issued and outstanding share of Class B common stock, par value $0.0001 per share, of SC Assets (the “SC Assets Class B Common Stock”) was exchanged, on a one-for-one basis for (a) one share of StablecoinX Class A Common Stock and (b) one share of Class B common stock, par value $0.0001 per share, of StablecoinX (the “StablecoinX Class B Common Stock” and, together with the shares of StablecoinX Class A Common Stock, the “StablecoinX Common Stock”).

As of the Closing, StablecoinX has two classes of shares outstanding, (1) shares of StablecoinX Class A Common Stock, which have no voting rights other than as required by applicable law and the amended and restated certificate of incorporation of StablecoinX (the “Certificate of Incorporation”), and (2) shares of StablecoinX Class B Common Stock, which have one vote per share. With respect to the voting rights of the shares of StablecoinX Class A Common Stock, the Certificate of Incorporation provides that, except as expressly required by a nonwaivable provision of the Delaware General Corporation Law (the “DGCL”), holders of shares of StablecoinX Class A Common Stock will not be entitled to vote on any matter, including the election of directors, until such time as no share of StablecoinX Class B Common Stock remains outstanding, at which time, each share of StablecoinX Class A Common Stock will automatically be entitled to one vote on all matters submitted to a vote of stockholders. Holders of StablecoinX Class A Common Stock are entitled to receive distributions in proportion to the number of shares of StablecoinX Class A Common Stock held by them, to the extent there are any, whereas holders of StablecoinX Class B Common Stock have no economic rights. In addition, the shares of StablecoinX Class A Common Stock are listed for trading on Nasdaq (as defined herein) and are freely transferable, subject to the terms of the Lock-Up Agreement (as defined herein) and any restrictions pursuant to applicable laws, while the shares of StablecoinX Class B Common Stock are not listed or freely transferable.

As previously disclosed, on July 21, 2025, in connection with the Business Combination, TLGY, SC Assets, StablecoinX and Ethena OpCo entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena OpCo agreed to contribute $60 million of Ethena’s native protocol governance token of Ethena (“ENA Token”), valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to SC Assets prior to the Company Merger (the “ENA Contribution”), in exchange for shares of SC Assets Class B Common Stock. On June 25, 2026, in connection with the Business Combination, SC Assets consummated the issuance and sale of 1,813,164 shares of SC Assets Class B Common Stock to Ethena, which were exchanged for an equal number of shares of StablecoinX Class A Common Stock and StablecoinX Class B Common Stock in the Company Merger. Following the ENA Contribution and the Company Merger, Ethena beneficially owns a majority of the voting power of the outstanding shares of StablecoinX.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by the full text of the Contribution Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Further, as previously disclosed, on July 21, 2025 and September 5, 2025, in connection with the Business Combination, the Company, TLGY and SC Assets entered into entered into subscription agreements (the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to make a private investment in SC Assets by purchasing newly issued shares of SC Assets Class A Common Stock (the “Subscribed Shares”) prior to the Company Merger, in the aggregate amount of approximately $893 million, of which approximately $349 million was paid in ENA Tokens (including the $60 million ENA Contribution) prior to the Company Merger, and approximately $544 million was paid in Cash on or prior to the date of the applicable PIPE Subscription Agreements, in each case, pursuant to the terms of the applicable PIPE Subscription Agreements. On June 25, 2026, prior to the closing of the Company Merger, SC Assets consummated the issuance and sale of the Subscribed Shares to the PIPE Investors, which were exchanged for shares of StablecoinX Class A Common Stock in the Company Merger.

The forms of PIPE Subscription Agreement are filed as Exhibits 10.5-10.8 to this Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the forms of the PIPE Subscription Agreement and the terms of which are incorporated by reference herein.

As previously disclosed, on September 5, 2025, TLGY, StablecoinX, SC Assets and the directors officers and sponsors of TLGY party thereto (collectively, the “TLGY Insiders”) entered into that certain amended and restated sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, on the Closing Date, immediately following the SPAC Merger, the TLGY Insiders exchanged all of their TLGY founder shares (the “Founder Shares”) and private placement warrants (the “Private Placement Warrants”) for (1) 3% of the total issued and outstanding shares of StablecoinX Class A Common Stock following the Company Merger, and (2) an equal number of shares of StablecoinX Class B Common Stock (collectively, the “Retained Shares” and such exchange, the “Sponsors Securities Exchange”). As a result of the Sponsors Securities Exchange, there are no Private Placement Warrants outstanding.

The Sponsor Support Agreement is filed as Exhibit 10.9 to this Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Sponsor Support Agreement and the terms of which are incorporated by reference herein.

After giving effect to the Business Combination, the redemption of Public Shares in connection with the Business Combination Meeting, the Sponsors Securities Exchange, the ENA Contribution and the issuance and sale of the Subscribed Shares, there were 27,187,129 shares of StablecoinX Common Stock issued and outstanding, consisting of 24,029,375 shares of StablecoinX Class A Common Stock and 3,157,754 shares of StablecoinX Class B Common Stock. Of those shares of StablecoinX Class B Common Stock, 644,590 were issued to holders of TLGY equity securities in respect of such TLGY equity securities, representing approximately 20.41% of StablecoinX’s voting power at the Closing.

StablecoinX’s Class A Common Stock and Public Warrants commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “USDE” and “USDEW,” respectively, on June 26, 2026.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as TLGY was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Current Report, TLGY has ceased to be a shell company. Accordingly, StablecoinX is providing the information below that would be included in a Form 10 if StablecoinX were to file a Form 10. Please note that the information provided below relates to StablecoinX as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the U.S. federal securities laws, including expectations, intentions, plans, prospects regarding TLGY, StablecoinX and the Business Combination and statements regarding the commencement of trading on Nasdaq and StablecoinX’s vision and business strategy. These forward-looking statements are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report, including, but not limited to, the failure of StablecoinX to maintain the listing of its shares of Class A Common Stock; costs related to the Business Combination and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to StablecoinX’s anticipated operations and business; the risk that the anticipated benefits of the Business Combination may not be realized, the highly volatile nature of the price of ENA and other products issued by the Ethena Foundation; risks related to increased competition in the industries in which StablecoinX will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding crypto assets, including stablecoins; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that StablecoinX experiences difficulties managing its growth and expanding operations; challenges in implementing StablecoinX’s business plan including developing and launching its infrastructure services, Stablecoin Harness middleware and distribution services, due to operational challenges, significant competition and regulation or other reasons; the outcome of any potential legal proceedings that may be instituted against StablecoinX or others following the closing of the Business Combination, and other risks and uncertainties described in the filings of TLGY and StablecoinX with the Securities and Exchange Commission (the “SEC”). The inclusion of any statement in this Current Report does not constitute an admission by StablecoinX or any other person that the events or circumstances described in such statement are material.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement of TLGY and final prospectus of StablecoinX, each dated as of February 17, 2026 and as further supplemented, and other documents that have been filed by TLGY and StablecoinX with the SEC and other documents to be filed by StablecoinX from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that StablecoinX does not presently know or that StablecoinX currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Current Report. These forward-looking statements are based on information available as of the date of this Current Report, and current expectations, forecasts and assumptions and involve a number of judgments, risks and uncertainties, including those described elsewhere in this Current Report. Accordingly, forward-looking statements should not be relied upon as representing the views of StablecoinX as of any subsequent date, and StablecoinX does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. It is not possible for the StablecoinX management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this Current Report.

The forward-looking statements included in this Current Report are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this Current Report to conform these statements to actual results or to changes in expectations, except as required by law. You should read this Current Report and the documents that have been filed as exhibits hereto with the understanding that the actual future results, levels of activity, performance, events and circumstances of the Company may be materially different from what is expected.

Business

Overview

The Company is an infrastructure software and services company focused on supporting the growth and operation of the Ethena ecosystem through the development and operation of blockchain infrastructure, middleware software and related distribution activities. The Company’s business is organized across three complementary operating business lines: (i) Infrastructure Services, (ii) Infrastructure Software and (iii) Distribution Services.

The Company’s Infrastructure Services business currently includes live validator operations and decentralized verifier node (“DVN”) infrastructure supporting blockchain networks and cross-chain messaging within the Ethena ecosystem. The Company commenced validator operations on Ethereum mainnet in October 2025 and launched its DVN platform on production mainnet in November 2025. Through these operations, the Company provides infrastructure supporting blockchain validation, network security and cross-chain transaction verification for certain Ethena ecosystem assets. The Company expects to continue expanding these infrastructure services across additional blockchain networks and use cases as commercial opportunities arise.

The Company’s Infrastructure Software business consists primarily of the development of the Stablecoin Harness, a middleware software platform designed to enable enterprises and other organizations to integrate Ethena’s digital dollar products into payments, treasury management and related financial workflows through a unified application programming interface (“API”). The Stablecoin Harness is currently under development and is expected to be released on a phased basis, with initial functionality focused on payment routing, gas abstraction and related infrastructure services, followed by additional capabilities intended to support treasury management, liquidity management, reporting, workflow automation and other enterprise software functionality.

The Company is also developing a Distribution Services business intended to facilitate broader institutional adoption of Ethena’s digital dollar products, including USDe and USDtb. Through this business, the Company expects to support capital formation and product distribution activities utilizing a variety of financing structures, including on-balance sheet acquisitions and off-balance sheet investment vehicles, subject to market conditions, regulatory considerations and applicable approvals. In May 2026, the Company entered into a Distribution Partnership Agreement with Ethena OpCo pursuant to which the Company was appointed as a non-exclusive distribution partner for Ethena’s digital dollar products.

Supporting these operating businesses is the Company’s treasury strategy, which is focused on acquiring, holding and utilizing ENA, the governance token of the Ethena Protocol. The Company believes its ENA treasury aligns its long-term interests with the continued growth of the Ethena ecosystem while providing strategic flexibility to support its infrastructure operations. The Company currently expects that its ENA holdings may be utilized across multiple business activities, including supporting validator operations, securing its DVN infrastructure, participating in other protocol-aligned activities and supporting future infrastructure services developed within the Ethena ecosystem. The Company also may seek to expand its ENA holdings through future acquisitions, including discounted purchases from the Ethena Foundation pursuant to the Collaboration Agreement, although the timing, size and availability of any such acquisitions remain uncertain. This strategy is intended to ensure long-term financial stability and align the Company’s interests with the growth of the Ethena ecosystem. The timing, size and availability of any future discounted ENA Token offerings by the Ethena Foundation are uncertain and therefore there can be no assurance that this strategy will generate returns or that additional ENA Token acquisitions will occur. See the section of the Proxy Statement/Prospectus entitled “Risk Factors — Risks Related to Our Relationship with the Ethena Foundation, its Products and the Ethena Protocol — Our business will be centered on supporting the Ethena ecosystem through infrastructure software and related services and holding and acquiring its products, including ENA Token. Our dependence on the Ethena Foundation will create concentration risk, and, as a result, a deterioration in our relationship or the Ethena Foundation’s support for a competing business or digital asset treasury strategy company could materially harm our business” for additional information.

The Company’s business model is intended to create multiple complementary sources of potential revenue. Infrastructure Services generate or are expected to generate service fees associated with validator operations and cross-chain verification activities. The Stablecoin Harness is expected to generate revenue through transaction-based fees, software subscription arrangements and other enterprise software revenue streams following commercialization. Distribution Services are expected to generate fees associated with the distribution of Ethena digital dollar products and related investment structures. The Company believes that these operating businesses, together with its ENA treasury strategy, position it to participate in the continued growth of the Ethena ecosystem while diversifying its activities across multiple infrastructure products, software solutions and commercial relationships.

Although the Company has commenced commercial operations across certain aspects of its Infrastructure Services business, portions of its Infrastructure Software and Distribution Services businesses remain under development. Accordingly, the timing and extent of future commercialization, customer adoption and revenue generation will depend on continued product development, market acceptance, regulatory developments, capital availability and the continued growth of the Ethena ecosystem. There can be no assurance that the Company will successfully commercialize all of its planned products and services or achieve its anticipated business objectives.

The Company was incorporated in Delaware on July 7, 2025.

Our Business Strategy

The Company’s business strategy is to develop an integrated infrastructure platform supporting the continued growth and adoption of the Ethena ecosystem. The Company seeks to generate diversified revenue streams through the operation of blockchain infrastructure, the development of enterprise software products and the expansion of institutional distribution channels for Ethena’s digital dollar products. Management believes these operating businesses are complementary and are intended to reinforce one another as utilization of the Ethena ecosystem expands.

The Company’s strategy is organized around four principal objectives:

Expand Infrastructure Services

The Company intends to continue expanding its Infrastructure Services business through the operation of validator infrastructure, DVN services and other blockchain infrastructure supporting blockchain networks, digital asset protocols and related applications. The Company currently operates validator infrastructure on Ethereum mainnet and maintains a live DVN platform supporting cross-chain transaction verification for certain Ethena ecosystem assets utilizing LayerZero messaging infrastructure.

The Company believes that demand for blockchain infrastructure services may increase as digital asset applications expand across decentralized finance and institutional markets. Accordingly, the Company expects to continue investing in infrastructure deployment, monitoring, security and operational capabilities designed to support additional blockchain networks, customers and use cases over time.

The Company also believes that expanding its infrastructure activities across multiple blockchain networks and services may reduce its operational dependence on any single protocol, blockchain deployment or anticipated source of revenue.

If the proposed Converge network is launched, the Company believes its existing validator infrastructure may position it to participate in validation activities supporting that network. However, the proposed Converge network remains under development by Ethena Labs and Securitize, and the Company has not been provided with any definitive deployment timetable or launch schedule. Accordingly, there can be no assurance that the Converge network will be launched or that the Company’s infrastructure services will be utilized in connection therewith.

Commercialize the Stablecoin Harness Platform

The Company is developing the Stablecoin Harness as an enterprise middleware software platform designed to simplify integration of Ethena’s digital dollar products into business applications through a unified API architecture. Management believes that stablecoin adoption is currently constrained by fragmented infrastructure, multiple blockchain integrations and complex engineering requirements. The Stablecoin Harness is intended to address these challenges by providing a single integration layer supporting payments, treasury management, liquidity management, cross-chain functionality and related enterprise workflows.

The Company expects to commercialize the Stablecoin Harness through phased product releases as development milestones are achieved. The initial release is expected to focus on payment routing, gas abstraction and related infrastructure functionality, with additional modules intended to expand platform capabilities over time. The Company expects the Stablecoin Harness to generate revenue through transaction-based fees, software subscription arrangements and other enterprise software services following commercialization, although there can be no assurance regarding the timing or success of such commercialization.

The Company also expects certain components of the Stablecoin Harness to operate in conjunction with its DVN infrastructure. If successfully implemented, management believes this integration may increase utilization of the Company’s infrastructure services as adoption of the Stablecoin Harness expands.

Develop Institutional Distribution Services

The Company is developing a Distribution Services business intended to facilitate broader institutional adoption of Ethena’s digital dollar products, including USDe and USDtb. Management believes that increased institutional participation within the Ethena ecosystem may create opportunities to provide capital formation, product distribution and related financial services utilizing a variety of financing structures and investment vehicles.

In furtherance of this strategy, the Company entered into a Distribution Partnership Agreement with Ethena OpCo pursuant to which the Company has been appointed as a non-exclusive distribution partner for certain Ethena digital dollar products. The Company expects to pursue these activities through a combination of direct acquisitions, financing transactions and, where appropriate, sponsored investment vehicles, subject to market conditions, regulatory considerations and applicable approvals.

The Company expects this business line to develop over time, and there can be no assurance regarding the timing or extent of commercialization, customer adoption or future revenue generation.

Utilize the ENA Treasury to Support Long-Term Growth

The Company’s treasury strategy is intended to align its long-term economic interests with the continued growth of the Ethena ecosystem while supporting its operating businesses. The Company currently expects that its ENA holdings may be utilized across multiple infrastructure activities, including supporting validator operations, securing its DVN platform and participating in other protocol-aligned activities as they become available.

The Company also expects that its ENA treasury will provide strategic flexibility as additional commercial opportunities develop within the Ethena ecosystem. Subject to market conditions, capital availability and applicable contractual restrictions and arrangements, the Company may seek to increase its ENA holdings over time, including through discounted purchases from the Ethena Foundation pursuant to the Collaboration Agreement. However, the Company does not currently have visibility into the timing or availability of any future discounted offerings, and there can be no assurance that additional acquisitions will occur.

The Company does not currently maintain formal policies or procedures governing the conversion of ENA Tokens to cash and currently has no plans to sell ENA Tokens for cash following the Closing. However, the Company may determine in the future to convert a portion of its ENA Token holdings, and fees received in ENA tokens, to cash if required to fund operating expenses, support new infrastructure software or services businesses, satisfy tax obligations or address other liquidity needs, subject to applicable contractual restrictions, market conditions and governance approvals. Given the Company’s early stage and evolving business model, it is not yet able to estimate the timing, amount or cost of any such conversions, if any.

More broadly, management believes that combining live infrastructure operations, enterprise software development, institutional distribution capabilities and a strategically aligned ENA treasury creates a business model designed to participate in multiple aspects of the continued growth of the Ethena ecosystem. As these operating businesses develop, the Company expects to evaluate additional infrastructure services, software products and strategic relationships that complement its existing operations and leverage its technical capabilities within the broader digital asset ecosystem.

Products and Services

Overview

The Company’s operating model is designed as an integrated ecosystem consisting of three complementary business lines: (i) Infrastructure Services, (ii) Infrastructure Software, and (iii) Distribution Services, supported by its ENA treasury strategy.

The Company believes that growth in the Ethena ecosystem may increase demand for its infrastructure and software offerings, while also increasing the value and utility of its ENA treasury holdings. In turn, appreciation in ENA and expansion of ecosystem activity may enhance the Company’s ability to fund further infrastructure development, expand software capabilities, and pursue additional strategic initiatives across its business lines.

The Company’s operating model is dependent on continued development and adoption of the Ethena ecosystem, successful commercialization of its products and services, regulatory developments, and broader market conditions in digital asset markets. There can be no assurance that these objectives will be achieved or that the Company’s operating model will generate meaningful or sustainable revenues.

While Infrastructure Services are currently live, the Company’s Infrastructure Software and Distribution Services businesses remain under development and are expected to be commercialized on a phased basis.

Across all three business lines, the Company relies on a licensed Node-as-a-Service (“NaaS”) platform, which serves as the underlying infrastructure layer supporting its validator operations, DVN infrastructure, and Stablecoin Harness development. The NaaS platform enables rapid deployment and continuous operation of production infrastructure, allowing the Company to focus engineering resources on application-layer development and product innovation rather than foundational infrastructure engineering.

Infrastructure Services

The Company’s Infrastructure Services business consists of the operation of blockchain infrastructure supporting validation, network security, and cross-chain interoperability. The Company currently operates two principal offerings: Validator Services and Decentralized Verifier Node Services, both of which are built on and operated through the Company’s licensed NaaS platform.

The NaaS platform provides an integrated operational stack for infrastructure provisioning, orchestration, monitoring, security administration, and ongoing system management. The Company utilizes this platform continuously across its live production environment and development workflows.

Validator Services

In October 2025, the Company deployed and commenced continuous operation of a full-stack Ethereum validator node on mainnet, utilizing staked ETH as validator collateral, which has remained operational since launch.

Validator nodes support blockchain networks by validating transactions, participating in block production, and contributing to consensus and network security. The Company stakes ETH in connection with these operations and relies on the NaaS platform for deployment, orchestration, monitoring, and ongoing operational management.

The Validator Services workstream represented the Company’s first live deployment on the NaaS platform and established the foundational infrastructure architecture subsequently extended to other business lines.

The Company’s validator infrastructure is designed to be portable across blockchain networks and may be deployed on additional networks as commercial opportunities arise, including potential participation in Ethena’s proposed Converge network, if launched. The Converge network is being developed by Ethena Labs and Securitize, and the Company is not involved in its development or governance. The Company has not been provided with definitive launch timelines and does not have visibility into the status or outcome of the project. Accordingly, there can be no assurance that the Converge network will be launched or that the Company’s validator services will be utilized in connection with such network. The Company may also decide to scale down its Ethereum validator operations if it does not fit strategically with its mandate.

Decentralized Verifier Node (DVN) Services

The Company operates a DVN platform, which became operational on production mainnet in November 2025 and has remained operational since launch.

The DVN platform provides cross-chain transaction verification services using LayerZero messaging infrastructure. DVN systems perform cryptographic verification functions to ensure that transactions initiated on one blockchain are accurately validated and finalized on another. The Company’s DVN performs this function for Ethena ecosystem assets, including USDe and USDtb, across supported blockchain networks.

The DVN infrastructure is currently authorized and is architected to support all blockchain networks on which the Ethena ecosystem operates.

The DVN workstream was deployed as an extension of the Company’s existing validator infrastructure, leveraging the same underlying NaaS architecture rather than requiring a separate system stack. This enabled rapid deployment and commencement of operations in November 2025.

On April 14, 2026, the Company entered into a DVN Services Agreement with Ethena OpCo pursuant to which the Company is entitled to receive fees equal to 0.01% (one basis point) of aggregate cross-chain transaction volume processed through its DVN infrastructure. Fees are calculated based on total transaction volume rather than per-transaction activity and is paid in ENA tokens.

The DVN Services Agreement contemplates expansion to additional networks, subject to commercially reasonable efforts by Ethena OpCo; however, there can be no assurance regarding timing or scope of such expansion.

The Company expects the DVN platform to serve as a foundational infrastructure layer for broader ecosystem functionality, including the Stablecoin Harness middleware platform described below.

Infrastructure Software

The Company is developing the Stablecoin Harness, an enterprise middleware software platform designed to enable businesses and organizations to integrate Ethena’s digital dollar products into payments, treasury management, and related financial workflows through a unified API layer.

Initial design and technical analysis commenced in December 2025, followed by active engineering and development beginning in March 2026.

The Stablecoin Harness is being designed as a multi-component platform, with the initial release expected to include:

●	Payment Intent API functionality

●	Gas abstraction and transaction execution simplification

Subsequent releases are expected to expand functionality to include treasury management, liquidity management, settlement infrastructure, reporting tools, workflow automation, interoperability features, and compliance-related capabilities.

The Stablecoin Harness is designed to operate in conjunction with the Company’s DVN infrastructure. If implemented as intended, cross-chain transactions initiated through the Stablecoin Harness may be verified through the DVN platform. The Company believes this integration may increase utilization of its DVN services; however, no assurance can be given that such integration will be achieved or result in increased usage.

The Company expects to generate revenue from the Stablecoin Harness through transaction-based fees, SaaS subscription arrangements, and other enterprise software monetization models. The platform is not yet commercially available, and there can be no assurance regarding development timelines, commercialization, or customer adoption.

Distribution Services

The Company is developing a Distribution Services business intended to facilitate broader institutional adoption of Ethena’s digital dollar products, including USDe and USDtb.

The Company may facilitate capital formation activities through debt, equity, or hybrid securities offerings, with proceeds potentially used to acquire Ethena digital dollar products. The Company may also pursue off-balance sheet structures, including sponsored investment vehicles such as funds or exchange-traded products providing exposure to Ethena products.

In May 2026, the Company entered into a Distribution Partnership Agreement with Ethena OpCo pursuant to which it was appointed as a non-exclusive distribution partner for Ethena’s digital dollar products. The Company may earn fees based on the gross dollar equivalent of products acquired through distribution activities, subject to agreed terms and adjustments.

This business line remains under development and is subject to regulatory approvals, market conditions, financing availability, and execution of definitive arrangements. There can be no assurance that these activities will be successfully implemented or generate material revenue.

ENA Treasury

The Company’s ENA treasury is intended to support and align its operating businesses with the long-term growth of the Ethena ecosystem. The Company currently expects that its ENA holdings may be utilized across multiple infrastructure functions, including supporting validator operations, securing DVN infrastructure, and participating in other protocol-aligned activities.

The Company may seek to increase its ENA holdings over time, including through potential discounted purchases from the Ethena Foundation pursuant to the Collaboration Agreement. However, timing, availability, and size of such opportunities are uncertain and there can be no assurance that additional acquisitions will occur.

The Company does not currently maintain formal policies governing the sale or conversion of ENA Tokens and does not intend to sell ENA following the Business Combination, although it may do so in the future to fund operations or liquidity needs, subject to market and contractual constraints, including those forth int the Collaboration Agreement. During the term of the Collaboration Agreement, the Company and its affiliates may not (i) sell, transfer, pledge or otherwise encumber any ENA Tokens held by it or its affiliates or (ii) provide any substantially similar services to any other third party or any other crypto-based decentralized network or protocol without the consent of Ethena, or in any event, attempt to launch a token, either directly or indirectly. In addition, the Investment Committee will have authority over capital allocation decisions of StablecoinX, including the timing, size, price and frequency of purchases of ENA Token, material borrowings and any other transaction outside the normal course of StablecoinX’s business, among other things.

Financial Outlook

The Company has commenced commercial operations within its Infrastructure Services business through its live validator operations and DVN platform and expects its financial performance to increasingly reflect the expansion and commercialization of its three operating business lines.

The Company expects Infrastructure Services to generate revenue from validator operations, cross-chain verification services, and other infrastructure-related offerings. The DVN Services Agreement provides for fees based on aggregate transaction volume processed through the Company’s DVN infrastructure.

The Company expects to generate revenue from the Stablecoin Harness following phased commercialization, primarily through transaction-based fees and SaaS subscription arrangements, although timing and adoption remain uncertain.

The Company’s Distribution Services business is also expected to generate fees associated with institutional distribution activities and related financing structures, subject to market conditions and execution of definitive arrangements.

The Company believes that continued growth of blockchain infrastructure, stablecoin adoption, and institutional participation within digital asset markets may create opportunities for expansion across each of its operating businesses. However, future performance will depend on numerous factors, including ecosystem adoption, commercialization success, regulatory developments, and broader market conditions.

Competitive Strengths

We believe that several characteristics differentiate our business within the digital asset infrastructure industry, including:

Integrated Infrastructure Platform

The Company operates and is developing an integrated infrastructure platform across blockchain infrastructure services, middleware software and institutional distribution activities within the Ethena ecosystem. Unlike businesses focused solely on digital asset treasury strategies or a single infrastructure product, the Company’s model is intended to support multiple complementary revenue streams across infrastructure operations, software services and institutional adoption initiatives, while leveraging common technical infrastructure, engineering resources and ecosystem relationships.

Live Infrastructure Operations

The Company currently operates validator infrastructure on Ethereum mainnet and a live DVN platform supporting cross-chain verification within the Ethena ecosystem. These live operations provide the Company with technical expertise, operational experience and production infrastructure capabilities that management believes may support future expansion across additional blockchain networks, protocols and service offerings.

Strategic Alignment with the Ethena Ecosystem

The Company maintains deep commercial and strategic relationships with the Ethena ecosystem, including the Ethena Foundation and Ethena OpCo, through the Collaboration Agreement, the DVN Services Agreement and the Distribution Partnership Agreement. Management believes these arrangements position the Company to participate in multiple aspects of the Ethena ecosystem, including infrastructure operations, cross-chain verification services and institutional distribution of Ethena’s digital dollar products.

The Collaboration Agreement further provides for ongoing cooperation between the Company and the Ethena Foundation in connection with the Company’s infrastructure operations, staking activities and treasury strategy, subject to the terms and limitations described below.

Significant ENA Treasury

As a result of the Closing, the Company holds approximately 3.03 billion ENA, representing approximately 39.4% of the approximately 7.69 billion ENA currently in circulating supply and approximately 20% of the approximately 15 billion ENA currently in existence. The Company’s initial ENA treasury will be established through the ENA Contribution and the purchase of Locked ENA with the proceeds of the PIPE.

Management believes the Company’s substantial ENA holdings represent a key strategic asset that aligns its long-term interests with the growth of the Ethena ecosystem and may support the Company’s operating activities. The Company expects that its ENA treasury may be utilized across multiple functions, including supporting validator operations, securing its DVN infrastructure and participating in other protocol-aligned activities as they become available. The Company may also seek to expand its ENA holdings over time, including through discounted purchases from the Ethena Foundation pursuant to the Collaboration Agreement, although the timing, availability and size of any such opportunities remain uncertain.

Scalable Technology Infrastructure

The Company’s infrastructure operations are supported by a licensed Node-as-a-Service (“NaaS”) platform that provides integrated capabilities for infrastructure deployment, orchestration, monitoring, security and operational maintenance. This platform enables the Company to deploy and manage validator and DVN infrastructure efficiently while allocating engineering resources toward application-layer development and product-focused initiatives, including the Stablecoin Harness.

Experienced Management and Operating Team

The Company’s executive management team combines experience in blockchain infrastructure, software engineering, digital asset investing and capital markets. In addition, the Company’s operations are supported by engineering, infrastructure and product personnel engaged through the Managed Services Agreement with Flow Labs, which management believes enhances the Company’s ability to scale its infrastructure and software development activities.

Key Risks and Limitations of Competitive Position

Despite these competitive strengths, the Company does not control the governance of the Ethena Protocol, and governance decisions or strategic actions by the Ethena Foundation and other ecosystem participants may not align with the Company’s interests or enhance the economics of its infrastructure services or ENA treasury holdings.

In addition, the Company is subject to certain contractual restrictions under the Collaboration Agreement that limit its ability to sell, transfer or encumber its ENA holdings and restrict its ability to provide similar services to other blockchain ecosystems or protocols. These restrictions may limit the Company’s operational flexibility, liquidity management and ability to pursue alternative business opportunities.

As a newly public company with a limited operating history, the Company may also face challenges in executing its business strategy, scaling its operations and competing with more established infrastructure providers.

Industry and Market Overview

Blockchain and Cryptocurrencies

Blockchain technology is a decentralized, encrypted ledger system designed to securely store and verify data without the need for intermediaries. It has been widely adopted across industries due to its ability to enhance transparency, security, and efficiency in systems that historically relied on centralized infrastructure.

Blockchain networks underpin crypto assets, a class of digital assets that includes cryptocurrencies used as a medium of exchange, store of value, or unit of account. In addition to monetary applications, blockchain technology enables programmable financial infrastructure, including smart contracts, tokenized assets, and decentralized applications (“dApps”).

Global adoption of blockchain technology has accelerated in recent years, driven by improvements in infrastructure, increasing institutional participation, and the emergence of scalable financial use cases. Among the most significant of these use cases is the development of stablecoins, which are digital assets designed to maintain stable value relative to fiat currencies.

Cryptocurrencies and Proof-of-Stake Ecosystems

Cryptocurrency networks rely on distributed nodes to validate transactions and maintain consensus across the blockchain. These nodes ensure the integrity of transaction data without reliance on centralized intermediaries.

Early blockchain networks primarily used proof-of-work (“PoW”) consensus mechanisms, in which participants compete to solve computational puzzles to validate transactions and earn rewards. While secure, PoW systems require significant energy consumption.

Modern blockchain networks increasingly use proof-of-stake (“PoS”) mechanisms, which replace computational work with economic staking. In PoS systems, validators commit crypto assets as collateral to participate in block validation and receive rewards based on protocol rules and selection processes.

PoS networks such as Ethereum allocate validation responsibilities based on stake-weighted selection mechanisms and other protocol-specific criteria. Validators collect and verify transactions, assemble them into blocks, and participate in consensus to finalize blockchain state.

StablecoinX’s validator infrastructure is designed to operate within PoS ecosystems, including Ethereum, and is expected to support additional networks over time. These validator operations are intended to participate in network security and transaction verification processes, subject to network-specific rules and participation requirements.

Stablecoins and Market Outlook

Stablecoins have emerged as one of the most significant applications of blockchain technology, enabling digital representations of fiat currencies that can be transferred and settled on-chain.

According to RWA.xyz, stablecoin supply increased approximately 45% year-over-year from June 2024 to June 2025, reflecting continued adoption across trading, payments, and on-chain financial applications. Despite this growth, stablecoins still represent a small portion of global monetary aggregates, suggesting further potential for expansion.

Market participants expect stablecoin adoption to accelerate as regulatory clarity improves and as financial institutions, fintech companies, and payment networks integrate blockchain-based settlement systems. Stablecoins are increasingly used in both developed and emerging markets for payments, treasury management, and cross-border transfers.

StablecoinX believes that continued growth in stablecoin adoption will drive demand for underlying infrastructure, including validation services, cross-chain messaging, middleware integration, and institutional distribution channels.

Ethena Protocol

The Ethena Protocol has emerged as a significant participant in the stablecoin ecosystem, with USDe becoming one of the largest stablecoins by market capitalization. USDe is issued through Ethena-affiliated entities and is designed to maintain a stable value through a delta-hedged collateral structure.

Beyond USDe, the Ethena ecosystem is expanding into broader digital asset infrastructure, including tokenized asset settlement initiatives and cross-chain financial infrastructure.

Ethena has also demonstrated rapid protocol-level adoption and revenue generation growth relative to comparable DeFi protocols. However, such performance metrics are historical in nature and may not be indicative of future results.

Overview of the Ethena Ecosystem and Tokenomics

The Ethena ecosystem consists of interconnected digital assets and protocol mechanisms designed to support issuance, settlement, and collateral management for synthetic dollar products.

The core assets include:

●	ENA (governance token)

●	sENA (staked ENA representation)

●	USDe (synthetic dollar)

●	sUSDe (staked USDe)

●	USDtb (payment stablecoin)

These assets are available on Ethereum and certain other blockchain networks. Some assets may be available on multiple networks through interoperability technology, while USDtb is issued natively on each supported blockchain. Depending on the blockchain, the assets use the applicable token standard for that network.

The Ethena protocol does not operate its own blockchain and therefore does not currently rely on validators. However, future infrastructure initiatives, such as the proposed Converge network, may use validators and staking to support network operations.

ENA Token

ENA is the governance token of the Ethena Protocol, with a fixed maximum supply of 15 billion tokens. Tokenholders participate in protocol governance decisions, including risk parameters, collateral policies, and ecosystem incentives.

ENA may be staked to receive sENA, which represents a staked claim on ENA and may provide additional protocol-related benefits.

ENA is actively traded on major centralized and decentralized exchanges and has experienced significant historical price volatility. As of June 30, 2026, approximately 9.3 billion ENA tokens are in circulation.

sENA

sENA represents ENA tokens that have been staked within the Ethena ecosystem. It functions as a liquid staking receipt token and may entitle holders to staking-related incentives and governance participation.

sENA is transferable and may be traded on decentralized exchanges, although it is not currently listed on centralized exchanges., Its value is derived from the underlying ENA tokens together with any associated staking rewards or incentives. Redemption of sENA for ENA is subject to protocol-defined unstaking conditions, including a typical cooldown period of approximately seven days.

USDe

USDe is a synthetic dollar designed to maintain a value of approximately $1.00 in most market conditions through a delta-hedged collateral structure, in addition to other strategies.

Users mint USDe by exchanging supported collateral assets, including USDC, USDT, USDtb, and certain other stablecoins as approved by the Ethena Risk Committee.

USDe is transferable, widely traded, and may be used across DeFi applications as a settlement asset and trading pair.

sUSDe

sUSDe represents staked USDe and functions as a reward-bearing receipt token. Rewards are paid as incentive rewards and are derived from protocol-generated revenue from the reserve assets.

The value of sUSDe may increase relative to USDe over time based on accrued rewards. However, the rewards are variable, not guaranteed, and subject to market conditions and protocol governance.

USDtb

USDtb is a fiat-referenced stablecoin issued by Anchorage Digital Bank backed by institutional-grade assets, including tokenized money market instruments such as BlackRock’s USD Institutional Digital Liquidity Fund.

Unlike USDe, which relies on delta-hedged crypto collateral and other backing strategies, USDtb maintains value through backing via cash and cash equivalents.

USDtb is used within the Ethena ecosystem for reserve management, stability support during adverse funding conditions, and settlement functionality. It may also serve as a collateral asset within broader ecosystem applications and can be used outside of the Ethena ecosystem in various applications.

USDtb is designed to maintain a value near $1.00, subject to normal market and operational risks.

Convergence of Ecosystem Components

The Ethena ecosystem is structured such that USDe, sUSDe, ENA, and USDtb interact through governance, reward distribution, and collateral mechanisms. These interdependencies create a system in which protocol activity may reinforce demand for underlying assets and infrastructure.

StablecoinX expects that its infrastructure services and treasury strategy will operate within this ecosystem framework, subject to protocol governance, market conditions, and network development outcomes.

Government Regulation

The regulatory framework applicable to ENA Token and other digital assets is evolving, complex, and subject to significant uncertainty. Laws and regulations vary across jurisdictions and continue to develop in response to the growth of blockchain-based financial systems.

Governments worldwide have adopted differing approaches to digital assets. Certain jurisdictions have prohibited their use, while others permit trading and issuance subject to varying regulatory requirements. In the United States, digital assets are subject to overlapping federal and state regulatory regimes that continue to evolve through legislation, rulemaking, and enforcement actions.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress, and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of ENA Token and the other crypto assets issued by affiliates of Ethena (collectively, the “Ethena Coins”), the markets for Ethena Coins in general, and our activities in particular, our business and our ENA Token strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our ENA Token strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, like Bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade. The CFTC has not taken any position on whether Ethena Coins are “commodities” under the CEA.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider specific digital assets, like Bitcoin, to be a security under the federal securities laws. However, the SEC has not commented on Ethena Coins and in any event, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, since transactions in digital assets, including Ethena Coins, generally provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of digital assets and digital asset platforms, and there is the possibility that law enforcement agencies could close or blacklist such platforms or other related infrastructure with little or no notice and prevent users from accessing or retrieving such digital assets held via such platforms or infrastructure. For example, the U.S. Treasury Department’s Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals. Additionally, in January 2025, the Consumer Financial Protection Bureau announced that it is seeking public input on privacy protections and surveillance in digital payments, particularly those offered through large technology platforms.

As noted above, activities involving Ethena Coins and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. In the U.S., regulation on stablecoins was recently signed into U.S. federal law through the GENIUS Act which established the first comprehensive regulatory framework specifically for “payment stablecoins” — digital assets designed to maintain a stable value pegged to a fiat currency (typically the U.S. dollar) and intended for use in payments or transfers. The GENIUS Act aims to foster innovation in the stablecoin sector while ensuring financial stability, consumer protection, and compliance with anti-money laundering (AML) standards.

The regulatory landscape for digital assets continues to evolve rapidly and may change in ways that are unpredictable or adverse to market participants. New laws, regulations, or interpretations may impose additional compliance obligations, restrict certain activities, or limit the availability of digital asset markets and services.

Any such developments could materially and adversely affect StablecoinX’s business, including its infrastructure operations, treasury strategy, and ability to execute its intended business model.

For additional discussion of risks related to regulation, see the section entitled “Risk Factors” in the proxy statement/prospectus.

Risks and Challenges

We operate in a dynamic and rapidly evolving industry characterized by technological innovation, regulatory uncertainty, and significant market volatility. Our business is subject to a number of risks and challenges, including the following:

Market Volatility

The market value of ENA Tokens and other digital assets is highly volatile and may fluctuate significantly over short periods of time. Because a substantial portion of our strategy involves holding ENA Tokens as a treasury asset, such volatility could materially impact our financial position, liquidity, and results of operations.

Regulatory Uncertainty

The regulatory framework applicable to digital assets, blockchain infrastructure, and stablecoin-related activities is evolving and uncertain. Changes in laws, regulations, or regulatory interpretations may impose additional compliance obligations, restrict certain activities, or adversely affect the viability of validator operations, infrastructure software, or digital asset treasury strategies.

Regulatory actions by U.S. or non-U.S. authorities could also affect counterparties, infrastructure providers, or trading venues on which we rely.

Technological and Operational Risks

Our business depends on the successful operation of validator infrastructure and decentralized verification systems, which are inherently complex and may be subject to operational disruption.

Risks include, but are not limited to, software bugs, hardware failures, cybersecurity incidents, network congestion, protocol-level changes, and other technical failures. Any such events could result in financial loss, reputational harm, or interruption of services.

Dependence on the Ethena Ecosystem

A substantial portion of our business strategy is dependent on the continued development, adoption, and performance of the Ethena ecosystem, including the Ethena Protocol and related digital assets such as USDe, sUSDe, ENA, and USDtb.

We also depend on Ethena Labs, the Ethena Foundation and their respective affiliates, including entities responsible for issuing or supporting USDe and related ecosystem functions. Adverse developments affecting the Ethena Protocol, its governance, its token economics, or its broader adoption could materially and adversely impact our business, financial condition, and prospects.

Competition

We operate in a competitive market for blockchain infrastructure services, including validator operations, cross-chain verification, and middleware software development. We face competition from established infrastructure providers, staking operators, and emerging blockchain service companies, many of which have greater financial, technical, and operational resources than we do.

Increased competition may result in reduced margins, loss of market share, or slower-than-expected adoption of our services.

Execution and Revenue Uncertainty

Our ability to generate revenue depends on the successful commercialization of our validator operations, DVN services, and Stablecoin Harness middleware platform. These business lines are at different stages of development, and some are not yet operational.

Certain anticipated revenue sources, including validator participation on proposed networks such as Converge, are dependent on network launch, adoption, and technical implementation. There can be no assurance that such networks will launch on expected timelines, or at all, or that we will be able to generate meaningful revenue from validator or staking activities.

To the extent these opportunities do not materialize, we may rely on alternative infrastructure services, including validator operations on existing blockchain networks or enterprise-facing infrastructure deployments. However, there can be no assurance that such alternatives will be commercially viable or sufficient to support our business strategy.

Industry-Specific Risks

The digital asset and blockchain industry is relatively nascent and subject to rapid change. Market prices of digital assets may be influenced by factors that are difficult to predict or evaluate, including investor sentiment, technological developments, regulatory announcements, macroeconomic conditions, and liquidity conditions.

The industry has also experienced instances of fraud, cybersecurity breaches, and operational failures, which may increase regulatory scrutiny and negatively affect market confidence.

In addition, scalability limitations and evolving protocol standards may impact the performance, adoption, or economic viability of blockchain-based infrastructure services.

Our business is subject to significant risks and uncertainties, many of which are outside of our control. These risks may individually or collectively have a material adverse effect on our business, financial condition, and results of operations. For a more complete discussion of risks relating to our business and industry, see the section entitled “Risk Factors” in the proxy statement/prospectus.

Intellectual Property

Our validator business is built on licensed technology and intellectual property, which are critical to our blockchain infrastructure operations and strategic initiatives. We have a perpetual non-exclusive royalty-free software license (“License Agreement”) with Schulz von Jacob Ltd. (“SVJ”), a company that is owned by our Chief Technology Officer, to use its proprietary Node-as-a-Service (“NaaS”) platform software, which software is the basis of our validator business. Such software will be hosted and operated on StablecoinX’s own infrastructure to ensure StablecoinX maintains control over the development and scalability of the validator. Other than the foregoing, we do not own or have the right to use any intellectual property as of the date hereof.

Legal Proceedings

From time to time, the Company or any of its subsidiaries may become involved in legal proceedings or be subject to claims arising in the ordinary course of their business. None of the Company or any of its subsidiaries is currently a party to any legal proceedings, the outcome of which, if determined adversely, is reasonably expected to individually or in the aggregate have a material adverse effect on their business or financial condition.

Risk Factors

Reference is made to the disclosure contained in the definitive proxy statement/prospectus included in the Registration Statement on Form S-4 (File No. 333-290567) filed with the SEC on February 17, 2026 (as supplemented on May 29, 2026, the “Proxy Statement/Prospectus”) in the sections entitled “Summary of the Proxy Statement/Prospectus - Summary Risk Factors” and “Risk Factors,” beginning on pages 20 and 23 of the Proxy Statement/Prospectus, respectively, which is incorporated herein by reference.

Financial Information

The audited financial statements of StablecoinX as of and for the year ended December 31, 2025 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

The audited financial statements of SC Assets as of and for the year ended December 31, 2025 are set forth in Exhibit 99.2 hereto and are incorporated herein by reference.

The unaudited financial statements of StablecoinX as of and for the three months ended March 31, 2026 are set forth in Exhibit 99.3 hereto and are incorporated herein by reference.

The unaudited financial statements of SC Assets as of and for the three months ended March 31, 2026 are set forth in Exhibit 99.4 hereto and are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company as of and for the three months ended March 31, 2026 are set forth in Exhibit 99.5 hereto and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

StablecoinX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2026 is set forth in Exhibit 99.6 hereto and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes set forth information regarding the beneficial ownership of StablecoinX Common Stock as of the Closing, after giving effect to the Business Combination, by:

●	each person known to be the beneficial owner of more than 5% of the issued and outstanding shares of StablecoinX Common Stock;

●	each of StablecoinX’s current executive officers and directors; and

●	all of StablecoinX’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned stock. Except as indicated in the footnotes to the table, each of the security holders listed below has sole voting and investment power with respect to StablecoinX Common Stock owned by such stockholder.

	StablecoinX Class A Common Stock (non-voting)		StablecoinX Class B Common Stock (voting)
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class	% of Total Voting Power
Young Cho	323,750	1.35%	323,750	10.25%	10.25%
Edward Chen(2)(3)(4)	719,880	3.00%	719,880	22.80%	22.80%
Ahmed J. Aly	52,500	*	52,500	1.66%	1.66%
Marc Piano	-	-	-	-	-
John Griffiths	-	-	-	-	-
Alkesh Shah	-	-	-	-	-
Thomas Tarala	-	-	-	-	-
All officers and directors as a group (7 individuals)	1,096,130	4.56%	1,096,130	34.71%	34.71%
Other 5% Shareholders
CPC Sponsor Opportunities 1, LP (3)	215,891	*	215,891	6.84%	6.84%
CPC Sponsor Opportunities 1 (Parallel), LP(4)	180,239	*	180,239	5.71%	5.71%
Ethena OpCo(5)	3,621,132	15.08%	1,813,164	57.42%	57.42%

*	Indicates less than 1%.
(1)	Unless otherwise noted the business address of each of the following individuals is c/o StablecoinX Inc., 16160 Warren parkway, Suite 100, Frisco, TX 75034.

(2)	Represents shares owned by CPC Sponsor Opportunities 1, LP (“CPCSO”), CPC Sponsor Opportunities 1 (Parallel), LP (“CPC Parallel”) and the Edward Tsun-Wei Chen Trust dated July 12, 2020. Mr. Chen may be deemed to have voting and investment control with respect to the shares owned by such entities.

(3)	CPC Sponsor Opportunities 1, LP (“CPCSO”) directly owns 215,891 shares of StablecoinX Class A Common Stock and 215,891 shares of StablecoinX Class B Common Stock. Carnegie Park Capital LLC (“CPC”) is the manager of CPCSO and has investment and dispositive power over the shares held by the registered holder. Edward Chen is the Managing Partner of CPC and may be deemed to have voting and investment control with respect to the shares owned by CPCSO. The address of the Managing Partner of CPC is 200 East 94th Street, #2109, New York, New York 10128.

(4)	CPC Sponsor Opportunities 1 (Parallel), LP (“CPC Parallel”) directly owns 180,239 shares of StablecoinX Class A Common Stock and 180,239 shares of StablecoinX Class B Common Stock. CPC is the manager of CPC Parallel and has investment and dispositive power over the shares held by the registered holder. Edward Chen is the Managing Partner of CPC and may be deemed to have voting and investment control with respect to the shares owned by CPC Parallel. The address of the Managing Partner of CPC is 200 East 94th Street, #2109, New York, New York 10128.

(5)	The address of Ethena OpCo is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands.

Directors and Executive Officers

Reference is made to the disclosure in the subsections entitled “Board of Directors” and “Executive Officers” in Item 5.02 of this Current Report, which are incorporated herein by reference. Further reference is made to the section of the Proxy Statement/Prospectus entitled “Management of StablecoinX Following the Business Combination,” beginning on page 247 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Information with respect to the independence of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section entitled “Management of StablecoinX Following the Business Combination – Director Independence,” beginning on page 250 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Committees of the Board of Directors

Reference is made to the disclosure in the subsections entitled “Board of Directors” in Item 5.02 of this Current Report, which is incorporated herein by reference. Further reference is made to the section of the Proxy Statement/Prospectus entitled “Management of the Combined Company Following the Business Combination - Board Committees,” on page 247 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Management Compensation

A description of the compensation of the named executive officers and directors of StablecoinX prior to the consummation of the Business Combination is set forth in the section of the Proxy Statement/Prospectus entitled “Executive and Director Compensation,” beginning on page 242 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Reference is made to the disclosure in Item 5.02 of this Current Report is incorporated herein by reference.

As StablecoinX was incorporated on July 7, 2025, StablecoinX had no management or directors as of December 31, 2025. No compensation was paid by StablecoinX to its named executive officers during the fiscal year ended December 31, 2025, and no compensation was paid by StablecoinX to its directors during the fiscal year December 31, 2025. There are no outstanding equity awards held by StablecoinX named executive officers or directors as of December 31, 2025.

Certain Relationships and Related Transactions, and Director Independence

Reference is made to the sections of the Proxy Statement/Prospectus entitled “Management of StablecoinX Following the Business Combination – Director Independence” and “Certain Relationships and Related Party Transactions,” beginning on pages 250 and 237 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.

On April 14, 2026, the Company entered into a DVN Services Agreement with Ethena (the “DVN Services Agreement”), pursuant to which Ethena agreed to pay the Company a fee equal to one basis point (0.01%) of aggregate cross-chain transaction volume processed through the Company’s DVN infrastructure, with fees calculated based on total transaction volume processed, rather than on a per-transaction basis.

The foregoing description of the DVN Services Agreement does not purport to be complete and is qualified in its entirety by the full text of the DVN Services Agreement, a copy of which is attached hereto as Exhibit 10.12 and is incorporated herein by reference.

In connection with the development of the Stablecoin Harness, on April 14, 2026, the Company and Ethena entered into a binding memorandum of understanding (the “Stablecoin Harness MOU”), pursuant to which the parties agreed to use commercially reasonable efforts to negotiate one or more definitive agreements relating to (i) the potential integration of components of the Company’s Stablecoin Harness product into certain products and services being developed within the Ethena ecosystem and (ii) the potential joint development of payments and financial infrastructure, including fiat-to-crypto on-ramping functionality and cross-chain infrastructure. The Stablecoin Harness MOU contemplates that the parties may collaborate through a joint venture, technical services arrangement or other mutually agreed structure and that any products or services developed pursuant to the parties’ collaboration may, subject to commercial, technical and operational considerations, utilize jointly developed architecture and services. The parties also agreed to discuss potential co-marketing initiatives and to negotiate the allocation of intellectual property rights and potential revenue streams in connection with any definitive agreements. The Stablecoin Harness MOU has an initial term of one year and will terminate automatically upon execution of definitive agreements, if any. No definitive agreements have been entered into, and there can be no assurance regarding the scope, timing or commercial success of any contemplated integration, collaboration or commercial arrangement, or that any definitive agreements will ultimately be executed.

In connection with its Distribution Services business, on May 22, 2026, the Company and Ethena OpCo entered into a definitive Distribution Partnership Agreement (the “Distribution Agreement”), pursuant to which Ethena OpCo has appointed the Company as a non-exclusive distribution partner to facilitate broader adoption of Ethena’s digital dollar products, USDe and USDtb (collectively, the “Ethena Products”), among institutional investors. Under the Distribution Agreement, the Company may pursue such activities through (i) on-balance sheet acquisitions of Ethena Products, funded through the issuance of debt, equity, or hybrid securities and the use of proceeds to acquire such products, or (ii) off-balance sheet arrangements, including the sponsorship and management of investment products such as exchange-traded products, exchange-traded funds, mutual funds, private funds, or other similar vehicles designed to obtain exposure to Ethena Products. Pursuant to the Distribution Agreement, Ethena OpCo will pay the Company a fee initially equal to five basis points (0.05%) of the gross dollar equivalent of Ethena Products acquired through such distribution activities during the applicable calendar month, including any leverage, debt, or margin utilized in connection therewith. The fee rate may be adjusted by mutual written agreement of the parties to any rate within a range of one to ten basis points. Fees, if any, are payable monthly in arrears no later than 20 calendar days following the end of each applicable month and may be paid in USDe, USDtb, USDC, or fiat currency.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by the full text of the Distribution Agreement, a copy of which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Legal Proceedings

Reference is made to the section of the Proxy Statement/Prospectus entitled “Information About SC Assets - Legal Proceedings,” on page 217 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing, TLGY Units, TLGY Class A Ordinary Shares and Public Warrants were quoted on the OTC Markets Group Pink Limited under the symbols “TLGUF”, “TLGYF” and “TLGWF”, respectively. Upon the consummation of the Business Combination, StablecoinX’s Class A Common Stock and Public Warrants began trading on Nasdaq under the symbols “USDE” and “USDEW”, respectively.

StablecoinX has not paid any cash dividends on shares of its Class A Common Stock to date. The payment of any cash dividends in the future will be within the discretion of the Board. The payment of cash dividends in the future will be contingent upon StablecoinX’s revenues and earnings, if any, capital requirements, and general financial condition. It is the present intention of Board to retain all earnings, if any, for use in business operations, and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

As of the Closing and following the completion of the Business Combination, StablecoinX had 24,029,375 shares of StablecoinX Class A Common Stock issued and outstanding held of record by 138 holders and 3,157,754 shares of StablecoinX Class B Common Stock issued and outstanding held of record by 23 holders. StablecoinX also had 11,499,988 Public Warrants outstanding held of record by one holder. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report concerning the issuance and sale by StablecoinX of certain unregistered securities in connection with the Business Combination, which is incorporated herein by reference.

Information regarding Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and its use by former shell companies is set forth in the Proxy Statement/Prospectus in the section titled “Securities Act Restrictions on Resale of Securities” on page 254 and is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

Reference is made to the section of the Proxy Statement/Prospectus entitled “Description of StablecoinX’s Securities,” beginning on page 225 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

Reference is made to the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Person Transactions –Indemnification of Directors and Officers,” beginning on page 241 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

In connection with the consummation of the Business Combination, StablecoinX filed the Certificate of Incorporation with the Delaware Secretary of State on June 25, 2026 and adopted the Amended and Restated Bylaws (the “Bylaws”) on June 25, 2026. Reference is made to the sections of the Proxy Statement/Prospectus entitled “The Advisory Organizational Documents Proposals,” “Description of StablecoinX’s Securities,” “Comparison of Shareholders’ Rights” beginning on pages 141, 225, and 255 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.

This summary is qualified in its entirety by reference to the text of StablecoinX’s Certificate of Incorporation and the Bylaws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the sections of the Proxy Statement/Prospectus entitled “The Business Combination Proposal,” beginning on page 89 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Further reference is made to disclosure in Item 1.01 and Item 2.01 of this Current Report, each of which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Upon the Closing, the StablecoinX Board consisted of five directors, including one director designated by Ethena and one director designated by SC Assets. The StablecoinX directors are Edward Chen, Marc Piano, John Griffiths, Alkesh Shah and Thomas Tarala. Marc Piano is the designee of Ethena and Edward Chen is the designee of SC Assets and also serves as Chief Executive Officer and Chairman.

Upon the Closing, StablecoinX’s audit committee consisted of John Griffiths, Alkesh Shah and Thomas Tarala with Mr. Shah serving as chair of the committee. The Board determined that each member of the Audit Committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable NYSE listing requirements and that Mr. Tarala qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and which member or members possess financial sophistication, as defined under the rules of Nasdaq.

Upon the Closing, StablecoinX’s compensation committee consisted of John Griffiths, Alkesh Shah and Thomas Tarala with Mr. Griffiths serving as chair of the committee. The Board determined that each member of the compensation committee is “independent” as defined under the applicable Nasdaq requirements and U.S. Securities and Exchange SEC rules and regulations.

Upon the Closing, StablecoinX’s nominating and corporate governance committee consisted of John Griffiths, Alkesh Shah and Thomas Tarala with Mr. Tarala serving as chair of the committee. The Board determined that each member of the nominating and corporate governance committee is “independent” as defined under the applicable Nasdaq requirements and SEC rules and regulations.

Upon the Closing, StablecoinX’s investment committee consisted of Edward Chen, Marc Piano and Alkesh Shah with Mr. Chen serving as chair of the committee. The Board determined that each member of the nominating and corporate governance committee is “independent” as defined under the applicable Nasdaq requirements and SEC rules and regulations.

Executive Officers

Upon Closing, the following individuals were appointed to serve as executive officers of the Company:

Name	Position
Edward Chen	Chief Executive Officer
Young Cho	Chief Financial Officer
Ahmed J. Aly	Chief Technology Officer

Biographical Information

Reference is made to the section of the Proxy Statement/Prospectus entitled “About SC Assets—Human Capital—Directors and Executive Officers,” beginning on page 206 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

StablecoinX Inc. 2026 Stock Incentive Plan

As previously disclosed, StablecoinX’s Board and shareholders adopted the StablecoinX Inc. 2026 Stock Incentive Plan (the “Equity Incentive Plan”) prior to the Closing, which became effective on June 25, 2026. A description of the Equity Incentive Plan is included in the Proxy Statement/Prospectus in the sections entitled “Summary of the Material Terms of the Incentive Plan” on page 242 thereof, which is incorporated by reference herein.

StablecoinX has reserved a total of 1,802,203 shares of StablecoinX Class A Common Stock for issuance pursuant to the Equity Incentive Plan (all of which may be issued pursuant to the exercise of incentive stock options), subject to certain adjustments set forth in the Equity Incentive Plan.

The foregoing description of the Equity Incentive Plan and the information incorporated by reference does not purport to be complete and is qualified in its entirety by the terms and conditions of the Equity Incentive Plan, which is attached as Exhibit 10.10 hereto, and is incorporated herein by reference.

CFO Restricted Stock Unit Award Agreement

On June 25, 2026, the Company granted Young Cho a restricted stock unit award which provides for an initial equity award of 60,799 restricted stock units (“RSUs”) which vests six months following the Closing Date, or December 25, 2026, subject to Mr. Cho’s continued employment (the “Initial Equity Award”). In the event that Mr. Cho ceases to be an employee, officer, or director of, or consultant or advisor to, StablecoinX for any reason, any portion of the Initial Equity Award that has not vested will immediately terminate and all unvested RSUs shall immediately be forfeited without payment of any further consideration.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure set forth in Item 3.03 of this Current Report, which is incorporated into this Item 5.03 by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On June 25, 2026, the Board adopted a new Code of Ethics that applies to all of its employees, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers.

The above description of the Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Ethics, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference.

A copy of StablecoinX’s Code of Ethics is also available on our website at www.stablecoinx.com. The information on StablecoinX’s website does not constitute part of this Current Report and is not incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, TLGY ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section of the Proxy Statement/Prospectus entitled “The Business Combination Proposal,” beginning on page 96 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of StablecoinX as of and for the year ended December 31, 2025 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

The audited financial statements of SC Assets as of and for the year ended December 31, 2025 are set forth in Exhibit 99.2 hereto and are incorporated herein by reference.

The unaudited financial statements of StablecoinX as of and for the three months ended March 31, 2026 are set forth in Exhibit 99.3 hereto and are incorporated herein by reference.

The unaudited financial statements of SC Assets as of and for the three months ended March 31, 2026 are set forth in Exhibit 99.4 hereto and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the three months ended March 31, 2026 are set forth in Exhibit 99.5 hereto and are incorporated herein by reference.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of July 21, 2025, by and among TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 29, 2025).
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of January 21, 2026, by and among TLGY, SC Assets, SPAC Merger Sub and Company Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on January 30, 2026).
2.3	Second Amendment to Business Combination Agreement, dated April 21, 2026, by and among TLGY, SC Assets and StablecoinX (incorporated by reference to Exhibit 2.1 to TLGY’s Current Report on Form 8-K filed with the SEC on April 22, 2026).
2.4	Plan of Merger.
3.1	Amended and Restated Certificate of Incorporation of StablecoinX.
3.2	Amended and Restated Bylaws of StablecoinX.
10.1	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-4 filed with the SEC on January 30, 2026).
10.2	Amended and Restated Registration Rights Agreement, dated June 25, 2026, by and among TLGY, Ethena OpCo, StablecoinX, the Legacy SPAC Shareholders and the Legacy Opco Shareholders.
10.3	Form of Indemnification Agreement.
10.4	Contribution Agreement, dated as of July 21, 2025, by and among TLGY, SC Assets, StablecoinX, SPAC Merger Sub and Company Merger Sub (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2025).
10.5	Form of Signing PIPE Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 29, 2025).
10.6	Form of Additional PIPE Subscription Agreement (Cash Only) (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 29, 2025).
10.7	Form of Additional PIPE Subscription Agreement (Cash and ENA Token) (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 29, 2025).
10.8	Form of Additional PIPE Subscription Agreement (Cash and ENA Token and Warrants) (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 29, 2025).
10.9	Amended and Restated Sponsor Support Agreement, dated as of September 5, 2025, by and among TLGY, SC Assets, StablecoinX and the other parties thereto (incorporated by reference to Exhibit 10.6 to TLGY's Current Report on Form 8-K filed with the SEC on September 8, 2025).
10.10	StablecoinX Inc. 2026 Stock Incentive Plan.
10.11	Form of Restricted Stock Unit Award Notice and Agreement.
10.12‡	DVN Service Agreement, dated April 14, 2026, by and between SC Assets and Ethena OpCo Ltd. .
10.13†	Distribution Partnership Agreement, dated May 22, 2026, by and between SC Assets and Ethena Opco.
10.14	Amended and Restated Collaboration Agreement, dated as of September 5, 2025, by and among Ethena Foundation, Ethena OpCo, StablecoinX and SC Assets (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 29, 2025).

10.15	Token Purchase Agreement, dated as of July 21, 2025, by and between Ethena OpCo and SC Assets (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 29, 2025).
10.16	Token Purchase Agreement, dated as of September 5, 2025, by and between Ethena OpCo and SC Assets (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 29, 2025).
10.17	Seller Support Agreement, dated as of July 21, 2025, by and among TLGY, SC Assets, StablecoinX and the Seller party thereto (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 29, 2025).
10.18	Managed Services Agreement, dated August 8, 2025, by and between SC Assets and Flow Labs Limited (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 29, 2025).
10.19†	Master Custody Services Agreement, dated as of July 17, 2025, by and between SC Assets and Anchorage Digital Bank N.A. (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 29, 2025).
14.1	Code of Ethics.
99.1	Audited condensed consolidated financial statements of StablecoinX as of and for the year ended December 31, 2025.
99.2	Audited condensed consolidated financial statements of SC Assets as of and for the year ended December 31, 2025.
99.3	Unaudited condensed consolidated financial statements of StablecoinX as of and for the three months ended March 31, 2026.
99.4	Unaudited condensed consolidated financial statements of SC Assets as of and for the three months ended March 31, 2026.
99.5	Unaudited pro forma condensed combined financial information of StablecoinX as of and for the three months ended March 31, 2026.
99.6	Management’s Discussion and Analysis of Financial Condition and Results of Operations of StablecoinX for the three months ended March 31, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

†	Certain schedules, exhibits and similar attachments have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted information to the SEC upon its request.

‡	Portions of this exhibit have been redacted in compliance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is not material and is the type of information that the registrant customarily and actually treats as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2026

StablecoinX, Inc.

By:	/s/ Edward Chen
Name:	Edward Chen
Title:	Chief Executive Officer